UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October24, 2005

NAPSTER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32373	77-0551214
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9044 Melrose Avenue Los Angeles, California		90069
(Address of Principal Executive Offices)		(Zip Code)

(310) 281-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2005, Napster, Inc. (the “Company”) amended its Napster, Inc. 2001 Stock Plan, as amended (the “2001 Plan”) to provide that the non-employee directors of the Company will receive shares of restricted stock in lieu of a larger number of stock grants as part of the directors’ annual equity compensation.

The 2001 Plan had provided for (i) the automatic grant to non-employee directors of stock options covering 25,000 shares on the date the non-employee director first took office, and (ii) the subsequent automatic grant of stock options covering 6,500 shares to non-employee directors on each January 1 during the term of the 2001 Plan, provided the director had then served as a member of the Company’s Board of Directors (the “Board”) for 6 months (if on the date the non-employee director first took office or on a January 1 during the term of the 2001 Plan the non-employee director had been the Chairman of the Board, the Compensation Committee of the Board, the Audit Committee of the Board or the Nominating and Corporate Governance Committee of the Board, the stock option grants covered 30,000 shares and 7,500 shares, respectively). The stock option grants vested as to 6.25% of the total number of shares subject to the grant on each 3-month anniversary of the date of grant.

On October 24, 2005, the Board amended the 2001 Plan (the “Amendment”). Pursuant to the Amendment, commencing on January 1, 2006, the automatic annual grants to the Company’s new and continuing non-employee directors will be made in the form of grants of restricted stock rather than stock options. The restricted stock grants will cover one-half of the number of shares covered by the previous stock option grants, and the restricted stock grants will be made at the same time and subject to the same vesting requirements as the previous stock option grants. Upon a termination of a non-employee director’s services as a member of the Board, the director will forfeit any restricted shares that are not then vested. The Amendment is reflected in the amended version of the 2001 Plan, attached hereto as Exhibit 10.1 and incorporated herein by reference. The form of Restricted Stock Award Agreement to be used to evidence any restricted stock grants to non-employee directors under the automatic grant program of the 2001 Plan, as so amended, is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Company also maintains the Napster, Inc. 2001 Director Option Plan, as amended (the “Director Plan”). On October 24, 2005, the Board terminated the authority to grant additional awards under the Director Plan. The termination of grant authority under the Director Plan will not affect the terms or validity of outstanding awards under the Director Plan, and the terms of the Director Plan will continue with respect to such outstanding awards.

Item9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amended and Restated Napster, Inc. 2001 Stock Plan.

10.2	Form of Director Restricted Stock Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAPSTER, INC. (Registrant)

Date: October 28, 2005	By:	/s/ William E. Growney, Jr.

William E. Growney, Jr. Secretary